                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                              WACHOVIA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              SUNTRUST BANKS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   1) Title of each class of securities to which transaction applies:

________________________________________________________________________________


   2) Aggregate number of securities to which transaction applies:

________________________________________________________________________________


   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________


   4) Proposed maximum aggregate value of transaction:

________________________________________________________________________________


   5) Total fee paid:

________________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

________________________________________________________________________________

   2) Form, Schedule or Registration Statement No.:

________________________________________________________________________________

   3) Filing Party:

________________________________________________________________________________

   4) Date Filed:

________________________________________________________________________________

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust Banks, Inc. and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.


THE FOLLOWING IS A PRESS RELEASE ISSUED BY SUNTRUST BANKS, INC. ON JULY 19, 2001

[SunTrust Logo]

CONTACTS:
Investors           Media
Gary Peacock        Barry Koling    George Sard/Debbie Miller/Denise DesChenes
SunTrust            SunTrust        Citigate Sard Verbinnen
404-230-5329        404-230-5268    212-687-8080

FOR IMMEDIATE RELEASE
---------------------
July 19, 2001


                 SUNTRUST LETTER URGES WACHOVIA SHAREHOLDERS TO
       COMPARE SUNTRUST'S POSITIVE RESULTS AGAINST FIRST UNION'S SURPRISES

     ATLANTA, GA - SunTrust Banks, Inc. (NYSE:STI) today sent the following letter to the shareholders of Wachovia Corporation (NYSE:WB) detailing why SunTrust believes its merger proposal is superior to First Union Corporation's (NYSE: FTU) proposed bid, based on its performance track record, and commitment to shareholders, customers and the community. The SunTrust letter also notes that based on July 17, 2001 closing prices, the value of SunTrust's proposal exceeded First Union's bid by over $1 billion.

     The text of the letter follows:


                                                                  July 18, 2001

Dear Wachovia Shareholder:

         Wachovia shareholders deserve to have the entire picture about First Union and its proposed merger before the final votes are cast at Wachovia's upcoming annual meeting. Because it is evident that the managements and Boards of Directors of Wachovia and First Union very much want this merger to take place, we believe they have failed to give you the full story.

         That is why we have been presenting, in our recent letters and other communications, important information about First Union. We are confident that once the full story is known about First Union's history of missed expectations, earnings shortfalls, stock price decreases, cut in dividends, poor acquisitions and volatile, risky businesses, Wachovia shareholders will reject the proposed First Union merger.




********************************************************************************


                                IMPORTANT UPDATE:
                    SUNTRUST PROPOSAL EXCEEDS FIRST UNION BID
                                  BY $1 BILLION

BASED ON JULY 17, 2001 CLOSING PRICES, SUNTRUST'S MERGER PROPOSAL REPRESENTS AN AGGREGATE PREMIUM OF APPROXIMATELY $1 BILLION OVER THE IMPLIED VALUE OF THE PROPOSED FIRST UNION MERGER. ON A PER SHARE BASIS ON THE SAME DATE, THE SUNTRUST MERGER PROPOSAL STANDS AT $74.03 PER SHARE, REPRESENTING A PREMIUM OF $5.07, OR 7.35%, OVER THE IMPLIED VALUE OF THE PROPOSED FIRST UNION MERGER.


********************************************************************************


         You can protect your investment and take decisive action to stop the proposed First Union merger by voting "AGAINST" Proposal No. 1 on the enclosed BLUE proxy card. We urge you not to vote in any way on Wachovia's white proxy card. Even if you previously voted for the proposed First Union merger on the white proxy card, you can easily change your vote by signing, dating and returning your BLUE proxy card today.

                      SUNTRUST: THE SUPERIOR ALTERNATIVE

         It is clear to us that you have a superior alternative to consider, as SunTrust remains determined to pursue its merger proposal to completion if the proposed First Union merger is defeated. By rejecting the First Union merger proposal you can send a strong and definitive message to the Wachovia Board of Directors. With your votes and your support, we are convinced that Wachovia's Board and management would be willing to meet us at the negotiating table. Remember, it is you -- the shareholders -- who own Wachovia and, in the end, Wachovia's Board and management are answerable to you.

         We trust that over the past few months you have come to know us and the business principle to which SunTrust always has been committed -- the creation of real and sustainable shareholder value through conservative management focused on local markets, quality service and relationship-based banking. Our allegiance to this principle has helped us to produce a consistent record of earnings and dividend growth that SunTrust shareholders have come to expect and enjoy.

         When you envision a combination of SunTrust and Wachovia, we believe you will have the same image we do -- the premier financial services franchise in the Southeast, well-positioned to carry on our proud history of reliability and performance for our shareholders.


                               THE SUNTRUST STORY:
                       WE DELIVER RESULTS -- NOT SURPRISES

         In a recent letter, we detailed FIRST UNION'S RECORD OF UNPLEASANT AND VALUE-DESTROYING SURPRISES FOR ITS SHAREHOLDERS, ranging from unsuccessful major acquisitions, to a 46% stock price decline in 1999 from which First Union has not recovered, to a 50% cut in its dividend earlier this year. It is important to keep this dismal record in mind, because you will be required to surrender your Wachovia shares in exchange for First Union shares if the proposed First Union merger is approved and completed. AS A WACHOVIA SHAREHOLDER, CAN YOU AFFORD THE RISK OF ANOTHER FIRST UNION "SURPRISE"?

         At SunTrust, our commitment to shareholders is that we deliver results -- not unpleasant surprises. When you compare the performance of SunTrust and First Union over the last five years, the numbers tell the story. Consider the chart below, and ask yourself whether it is SunTrust or First Union that can be relied upon to create real value for its shareholders.

                           SUNTRUST                          FIRST UNION


                           5 YEARS                           5 YEARS
                            AGO(1)     TODAY(2)   CHANGE      AGO(1)      TODAY(2)    CHANGE

STOCK PRICE                $49.25      $68.48     +39%       $37.00       $34.48      (7%)
CORE EPS                   $2.72       $4.76      +75%       $3.10        $2.60       (16%)
NET REVENUE PER SHARE      $11.58      $17.68     +53%       $13.11       $13.49      +3%
DIVIDEND                   $0.83       $1.60      +93%       $1.10        $0.96       (13%)
BOOK VALUE PER SHARE       $22.13      $27.29     +23%       $17.42       $16.49      (5%)


(1) For fiscal year ended 1996. Security prices as of December 31, 1996. Per share numbers are split adjusted.

(2) Security prices as of July 17, 2001. Core EPS based on First Call 2001 consensus as of July 16, 2001. Revenue and dividends per share are first half of 2001 annualized. Book value per share as of June 30, 2001.

         SunTrust's record of strong earnings growth continued in the quarter which recently ended on June 30, 2001. Our net income was up 9% and net income per diluted share was up 13%, in each case as compared to the second quarter of 2000.


                          THE SUNTRUST MERGER PROPOSAL:
                    A SUPERIOR MERGER WITH A SUPERIOR PARTNER
                                AT SUPERIOR VALUE

         Under SunTrust's merger proposal, Wachovia and SunTrust would combine in a merger in which each Wachovia share would be converted into 1.081 shares of SunTrust common stock. SunTrust also would increase its annual dividend rate to $2.22 per share so that Wachovia shareholders would receive on a pro forma basis the same $2.40 annual per share dividend they currently enjoy.

         AS SET FORTH ON THE FIRST PAGE OF THIS LETTER, BASED ON JULY 17, 2001 CLOSING PRICES, SUNTRUST'S MERGER PROPOSAL REPRESENTS A VERY SUBSTANTIAL PREMIUM TO WACHOVIA SHAREHOLDERS OVER THE IMPLIED VALUE OF THE PROPOSED FIRST UNION MERGER.

         In addition to the benefits to Wachovia shareholders, we believe the SunTrust merger proposal would be far better for Wachovia employees and the communities Wachovia serves. We expect that a combined SunTrust-Wachovia would eliminate 3,000 fewer jobs than First Union and close 150 to 175 fewer branches than First Union, including no merger-related branch closings in North Carolina and South Carolina.

         In your own best interests, we urge you to vote "AGAINST" the First Union merger proposal on the enclosed BLUE proxy card. Defeating the First Union merger proposal is a crucial step in securing the benefits of a proposed merger with SunTrust. Please sign, date and return the enclosed BLUE proxy card today. Even if you have already voted in favor of the First Union proposal, it is not too late to change your mind.


Thank you for your support.


Sincerely,



/s/ L. Phillip Humann
L. Phillip Humann
Chairman, President and
Chief Executive Officer



                                    IMPORTANT


If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign the BLUE proxy card with respect to your shares and only after receiving your specific instructions.

Please contact the person responsible for your account and give instructions today for the BLUE proxy card to be voted AGAINST PROPOSAL 1.

If you have questions in voting your shares, please contact the firm assisting us in the solicitation of proxies:


                           INNISFREE M&A INCORPORATED

             TOLL-FREE SHAREHOLDER INFORMATION LINE: 1-877-750-9501

On May 14, 2001 SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other relevant documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust, 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753). Information concerning additional participants in SunTrust's solicitation of proxies from Wachovia shareholders was filed by SunTrust with the SEC on July 18, 2001 on Schedule 14A.
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements can be found in SunTrust's Proxy Statement filed with the SEC on June 25, 2001 and in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

      SunTrust Banks, Inc., based in Atlanta, Georgia, is the nation's 9th largest commercial banking organization. The Company provides a wide range of services to meet the financial needs of its growing customer base in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia, and the District of Columbia. Its primary businesses include traditional deposit and credit services as well as trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage and investment services. SunTrust's Internet address is www.suntrust.com


                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

 The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).

THE FOLLOWING IS A PRESS RELEASE ISSUED TODAY BY SUNTRUST BANKS, INC.

[SunTrust Logo]

CONTACTS:
Investors           Media
Gary Peacock        Barry Koling    George Sard/Debbie Miller/Denise DesChenes
SunTrust            SunTrust        Citigate Sard Verbinnen
404-658-4879        404-230-5268    212-687-8080

FOR IMMEDIATE RELEASE
---------------------
July 20, 2001


              COURT THROWS OUT "COERCIVE" NON-TERMINATION PROVISION
                         IN WACHOVIA - FIRST UNION PACT

                       DECISION OPENS THE WAY FOR SUNTRUST
               TO MOVE QUICKLY TO COMPLETE A MERGER WITH WACHOVIA
                   IF FIRST UNION MERGER PROPOSAL IS DEFEATED

         ATLANTA, GA - SunTrust Banks, Inc. (NYSE: STI) announced that it is pleased with the decision issued today by Judge Tenille of the North Carolina Business Court. The Court invalidated the feature of Wachovia's merger agreement with First Union which would have prevented Wachovia from terminating the agreement even if Wachovia shareholders vote against the First Union merger. The Court found this feature to be "coercive" and "an impermissible abrogation of the duties of directors... impeding the free exercise of the Wachovia shareholder's right to vote on the merger." Further, the Court determined that in agreeing to the non-termination provision, the Wachovia board "limited their ability to perform their fiduciary duties" and "impermissibly tied its hands."

         L. Phillip Humann, Chairman, President and Chief Executive Officer of SunTrust, said, "The invalidation of the non-termination provision opens the door for us to begin discussions with Wachovia immediately after Wachovia shareholders reject the proposed First Union merger. In light of our significant due diligence investigation of Wachovia last December and the substantial progress we've made in obtaining regulatory approval for our proposed merger, we believe that we could complete the negotiation of a merger agreement with Wachovia within a very short period of time following the rejection of the First Union merger and could consummate the merger by November 2001."

         Mr. Humann characterized the Court ruling as a split decision - a victory for SunTrust and a loss for Wachovia shareholders: "It is unfortunate that the Court did not invalidate what we believe to be the excessive stock lock-up option, which would have delivered an additional $440 million in cash to the Wachovia shareholders."

         SunTrust Banks, Inc., based in Atlanta, Georgia, is the nation's 9th largest commercial banking organization. The Company provides a wide range of services to meet the financial needs of its growing customer base in Alabama, Florida, Georgia, Maryland, Tennessee, Virginia, and the District of Columbia. Its primary businesses include traditional deposit and credit services as well as trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage and investment services. SunTrust's Internet address is www.suntrust.com


                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (i) statements about the benefits of a merger between SunTrust and Wachovia Corporation, including future financial and operating results, cost savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to SunTrust's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. These statements are based upon the current beliefs and expectations of SunTrust's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

 The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of SunTrust and Wachovia may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the merger; (5) the regulatory approvals required for the merger may not be obtained on the proposed terms or on the anticipated schedule; (6) the failure of SunTrust's and Wachovia's stockholders to approve the merger; (7) competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues; (8) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses; (9) changes in the U.S. and foreign legal and regulatory framework; and (10) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's capital markets and asset management activities. Additional factors that could cause SunTrust's results to differ materially from those described in the forward-looking statements can be found in SunTrust's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to SunTrust or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SunTrust does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).

THE FOLLOWING IS A FORM OF LETTER THAT MAY BE USED BY
SUNTRUST BANKS, INC. FROM TIME TO TIME IN ITS SOLICITATION OF
SHAREHOLDERS OF WACHOVIA CORPORATION

[DATE]

Dear [       ]:

As every aspect of the competing merger proposals for Wachovia continues to be scrutinized, SunTrust urges you not to overlook the most obvious one: Price.

Based on closing stock prices on [DATE], the SunTrust merger proposal would provide you with a $[ ] per-share premium versus the First Union merger proposal
and a total transaction value that is approximately $[   ] more. As you can see,
with SunTrust announcing impressive quarterly earnings and our affirmation of the original Wachovia proposal, we believe the market has taken notice. I urge you to as well.

There are a lot of reasons to consider SunTrust. When compared to First Union, we believe we offer:

o A SIMPLER AND BETTER DIVIDEND with growth every year since the company was founded.

o A STRONGER CURRENCY with better long-term shareholder returns and a better record of earnings growth.

o A PROVEN EXECUTION RECORD and LESS INTEGRATION RISK with approximately half the number of branch closings and 3,000 fewer staff reductions.

If you have questions or would like to discuss our proposal in more detail, please contact me at {{PHONE NUMBER}}. Thank you for considering SunTrust.


Sincerely,


[NAME]

P.S. Don't forget to sign, date and return your BLUE proxy card immediately to vote "AGAINST" the First Union merger.

On May 14, 2001, SunTrust delivered a merger proposal to the Board of Directors of Wachovia. Subject to future developments, SunTrust intends to file with the SEC a registration statement at a date or dates subsequent hereto to register the SunTrust shares to be issued in its proposed merger with Wachovia. Investors and security holders are urged to read the registration statement (when available) and any other relevant documents filed or to be with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the registration statement (when available) and such other documents at the SEC's Internet web site at www.sec.gov. The registration statement (when available) and such other documents may also be obtained free of charge from SunTrust by directing such request to: SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, GA 30308, Attention: Gary Peacock (404-658-4753).